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April 7, 1998                                                     EXHIBIT 10.24


                      LICENSE AGREEMENT BETWEEN METAGENICS AND
                       GALAGEN FOR BACTERIA AND IMMUNOGLOBULIN
                       COMPOSITIONS FOR GASTROINTESTINAL HEALTH

     This Agreement effective this 7th day of April, 1998 is between METAGENICS, INCORPORATED, a California Corporation, having an office and a place of business at 971 Calle Negocio, San Clemente, California, 92673 (hereinafter referred to as "METAGENICS") and GALAGEN, a Delaware Corporation, having an office and place of business at 4001 Lexington Avenue North, Arden Hills, Minnesota, 55126 (hereinafter referred to as "GALAGEN").

                                   WITNESSETH THAT:

     WHEREAS, METAGENICS represents that it has made and owns all right, title and interest in certain inventions in the field of microorganism culture, including ownership of all right, title and interest in U.S. Patent No. 5,531,988 for "Bacteria and Immunoglobulin-Containing Composition for Human Gastrointestinal Health", U.S. Patent No. 5,531,989 for "Immunoglobulin and Fiber-Containing Composition for Human Gastrointestinal Health" and related counterparts of these two U.S. patents, both U.S. and non-U.S., if any;

     WHEREAS, GALAGEN desires to obtain a license from METAGENICS to allow GALAGEN to manufacture and/or market products embodying inventions claimed in the METAGENICS patents; and

     WHEREAS, METAGENICS is willing to grant such a license to GALAGEN.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

                                     ARTICLE I
                                    DEFINITIONS

     1.1 "GALAGEN FIELD OF USE" means the fields of KEFIR CULTURE-BASED and YOGURT CULTURE-BASED PRODUCTS to be made, made for others, used, imported, offered for sale, sold, or otherwise distributed by or for GALAGEN, or a GALAGEN sublicensee, as dietary supplements, [***CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***].

     1.2 "KEFIR CULTURE-BASED PRODUCTS" and "YOGURT CULTURE-BASED PRODUCTS" mean nutritional products (i.e., not pharmaceuticals) containing active kefir or yogurt dairy cultures as the probiotic(s) and immunoglobulins, with or without fiber.


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     1.3  "GALAGEN-BRANDED PRODUCTS" means products that display a GALAGEN
TRADEMARK in a manner to identify GALAGEN as the source of the product or as the source of an ingredient incorporated into the product.

     1.4 "GALAGEN TRADEMARK" means any trademark owned or controlled by GALAGEN.

     1.5 "LICENSED PATENT RIGHTS" shall mean U.S. Patent No. 5,531,988 for "Bacteria and Immunoglobulin-Containing Composition for Human Gastrointestinal Health" and U.S. Patent No. 5,531,989 for "Immunoglobulin and Fiber-Containing Composition for Human Gastrointestinal Health." LICENSED PATENT RIGHTS shall further include any patents or patent applications which are a divisional, reissue, reexamination, continuation, continuation-in-part, extension or counterpart thereof. For purposes of this Agreement, a "counterpart" is a U.S. or non-U.S. patent, utility model, inventor's certificate, or an application for a patent, utility model, or inventor's certificate which either claims or is entitled to claim the benefit of U.S. Patent No. 5,531,988 or U.S. Patent No. 5,531,989, or is a substantial copy of U.S. Patent No. 5,531,988 or U.S. Patent No. 5,531,989.

     1.6 "LICENSED PRODUCT(S)" shall mean any and all apparatuses, articles of manufacture, and compositions of matter encompassed by one or more claims of the LICENSED PATENT RIGHTS.

     1.7 "LICENSED METHOD(S)" shall mean any and all methods encompassed by one or more claims of the LICENSED PATENT RIGHTS.

     1.8 "SOLE LICENSE" as granted by METAGENICS herein shall mean a license under which METAGENICS retains the right to continue operating under the subject matter of the license in the GALAGEN FIELD OF USE, but METAGENICS agrees to refrain from granting further licenses to any third party other than GALAGEN in the GALAGEN FIELD OF USE during the term of the license.

     1.9 For purposes of determining when royalties accrue under this Agreement, "SOLD" means whichever of the following shall first occur: when billed, or if not billed, when delivered to a third party or delivered to a common carrier and consigned to a third party, or when paid for if paid for before billing or delivery, or, if sold on consignment, when released from consignment; provided, however, any LICENSED PRODUCT(S) which is not accepted by the customer shall not be considered to be SOLD hereunder, and royalties paid for such LICENSED PRODUCT(S) shall be credited against further royalty payments to be made hereunder. LICENSED PRODUCT(S) that is transferred between GALAGEN and its sublicensee(s) shall not be considered to be SOLD hereunder.


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     1.10 "NET SALES PRICE" shall mean the amount billed or invoiced for sales of LICENSED PRODUCT(S), less the following:
          a. Shipping, installation and packing charges or allowances, if any, included in such amount;
          b. Trade, quantity or cash discounts, and brokers', representatives' or agents' commissions, including GALAGEN brokers', representatives' or agents' commissions not in excess of commissions paid to external brokers, representatives or agents, if any, allowed and paid;
          c. Credits or allowances, if any, given or made on account of rejection or return of items, or because of retroactive price reductions;
          d. Any tax or other governmental charge included in such amount, which is imposed directly on or measured by, the sale, lease or transfer, transportation, delivery or use of such items;
          e. Any samples given away for promotional purposes, limited to not more than 10% of annual sales; and
          f.   Credits given or made on account of uncollectable debts.

     1.11 "EFFECTIVE DATE" means the day and date on which this Agreement has been fully executed by both parties.

                                     ARTICLE II
                     LICENSE GRANT FROM METAGENICS TO GALAGEN

     2.1 In consideration for the compensation paid by GALAGEN to METAGENICS under Article IV of this license, METAGENICS agrees to grant and does hereby grant to GALAGEN a SOLE, worldwide, royalty-bearing license under LICENSED PATENT RIGHTS to make, have made, make for others, use, import, offer for sale, sell or otherwise distribute LICENSED PRODUCT(S) as dietary supplements in the GALAGEN FIELD OF USE, and/or to practice LICENSED METHOD(S), in the GALAGEN FIELD OF USE.

     2.2 [***CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***]

     2.3 GALAGEN shall have the right to grant sublicenses to third party(ies) only for the purposes of making, having made, making for others, using, importing, offering for sale, selling or otherwise distributing GALAGEN-BRANDED PRODUCTS and/or products containing GALAGEN-BRANDED PRODUCTS as ingredients; provided, however, that GALAGEN shall give written notice to METAGENICS of the grant of any sublicense(s) and shall guarantee the performance of a sublicensee, including payment of the royalties under Article IV of this Agreement.


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                                    ARTICLE III
                           REPRESENTATIONS AND WARRANTIES

     3.1 METAGENICS represents and warrants that it is the owner of the entire right, title, and interest of LICENSED PATENT RIGHTS and that it has full right and power to grant the rights set forth in this Agreement.

     3.2 METAGENICS represents and warrants that it has no agreements with or obligations to third parties, or any other commitments, obligations, or liens, mortgages or encumbrances of any kind or nature whatsoever which may diminish or limit in any manner the rights granted to GALAGEN under this Agreement.

     3.3 METAGENICS represents and warrants that, as of the EFFECTIVE DATE of this Agreement, there is no threatened or pending litigation by or against METAGENICS relating to LICENSED PATENT RIGHTS except as otherwise expressly noted below:

                                      --None--

                                     ARTICLE IV
                                    COMPENSATION

     4.1 GALAGEN agrees to pay METAGENICS an initial fee of [***CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***]for the SOLE license of Paragraph 2.1 granted to GALAGEN herein payable within 15 days of the EFFECTIVE DATE of this Agreement.

     4.2 [***CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***].

     4.3 [***CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***]

     4.4 In the event that GALAGEN grants a sublicense to a third party, in which the third party is obligated to pay GALAGEN an initial fee for such sublicense, GALAGEN shall pay METAGENICS a payment of [***CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] of such initial fee, if any, within 30 days of GALAGEN's receipt of the initial fee from the sublicensee.

     4.5 GALAGEN shall pay METAGENICS a royalty of [***CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] of the NET SALES PRICE for each


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LICENSED PRODUCT sold under this Agreement, provided that each such LICENSED
PRODUCT is made, used, imported from or into, offered for sale, sold or otherwise distributed by GALAGEN, a third party on behalf of GALAGEN, or a sublicensee, in a country in which METAGENICS owns or controls LICENSED PATENT RIGHTS containing a pending or valid, unexpired, enforceable patent claim covering such making, using, importing from or into, offering for sale and/or sale of such LICENSED PRODUCT.

     4.6 With respect to LICENSED PRODUCT(S) SOLD by or for a sublicensee, GALAGEN, in GALAGEN's discretion, may cause the sublicensee to pay royalties in accordance with this Article IV directly to METAGENICS or GALAGEN may cause the sublicensee to pay an amount of royalties to GALAGEN. If GALAGEN causes a sublicensee to pay an amount of royalties to GALAGEN for sales by the sublicensee, GALAGEN shall thereafter be responsible for paying royalties for such sales to METAGENICS in accordance with this Article IV.

     4.7 With respect to each LICENSED PRODUCT SOLD by or for GALAGEN, royalties payable to METAGENICS under this Article IV for such sale shall be deemed to accrue when such LICENSED PRODUCT is first SOLD.

     4.8 With respect to each LICENSED PRODUCT SOLD by or for a sublicensee for which GALAGEN has caused such sublicensee to pay royalties directly to METAGENICS, royalties payable to METAGENICS under this Article IV for such sale shall be deemed to accrue when such LICENSED PRODUCT is first SOLD.

     4.9 With respect to each LICENSED PRODUCT SOLD by or for a sublicensee, regardless of whether GALAGEN has caused such sublicensee to pay an amount of royalties directly to GALAGEN or directly to METAGENICS, royalties payable by GALAGEN to METAGENICS under this Article IV for such sale shall be deemed to accrue when the royalties for such sale are billed by the sublicensee to the customer.

     4.10 It is further understood and agreed by the Parties that no more than one royalty payment shall be due for any LICENSED PRODUCT subject to royalty hereunder, regardless of the number of products that the LICENSED PRODUCT is thereafter incorporated into and regardless of the number of LICENSED PATENT RIGHTS, or jurisdictions in which the making, having made, making for others, using, importing from or into, offering for sale and/or sale of such LICENSED PRODUCT occurs.

                                     ARTICLE V
                       PAYMENT SCHEDULE, REPORTS, AND RECORDS

     5.1 Within sixty (60) days after the end of each calendar quarter in which royalties accrue under this agreement, GALAGEN and/or any sublicensee, as appropriate, shall furnish METAGENICS with a written report setting forth the computation of the royalties


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payable to METAGENICS during the preceding calendar quarter.  Each report shall be accompanied by the amount due less any taxes required by a governmental agency to be withheld with respect to royalties payable to METAGENICS for that calendar quarter of that year.

     5.2  Royalties shall be paid to METAGENICS in U.S. dollars.

     5.3 GALAGEN shall keep, and shall cause sublicensee(s) to keep, accurate and complete records in sufficient detail to enable royalties payable to METAGENICS hereunder to be verified. GALAGEN shall permit such records to be inspected once per year upon written notice by METAGENICS for the purpose of verifying the amount of royalties payable hereunder to METAGENICS. Such inspection shall be made during reasonable business hours and shall be performed by an independent auditor, such as a certified public accountant or firm of certified public accountants reasonably acceptable to GALAGEN and appointed by METAGENICS. METAGENICS shall bear all the costs of retaining the independent auditor for such inspection unless the independent auditor finds that the royalties paid to METAGENICS have been deficient by five percent (5 %) or more when compared to the amount paid to METAGENICS, in which case GALAGEN shall be obligated to bear all reasonable costs of retaining the independent auditor for such inspection. The independent auditors making such inspection shall report to METAGENICS only the amount of royalties due and payable. Two (2) years after furnishing METAGENICS with the written report of Paragraph 5.1, GALAGEN shall have the right to destroy or discard the records which formed the basis for such written report, and the written report thereafter shall be presumed to be correct and accurate.

     5.4 At GALAGEN's option, the reports and records required in this Article V may be made by GALAGEN, or alternatively, GALAGEN may cause sublicensee(s) to make the reports and records required in this Article V.

                                     ARTICLE VI
                            INFRINGEMENT AND LITIGATION

     6.1 In the event that METAGENICS or GALAGEN determines that any LICENSED PATENT RIGHTS are being infringed in the GALAGEN FIELD OF USE by an unlicensed third party, the knowledgeable party shall immediately notify the other party in writing of the name and address of the alleged third party infringer, the alleged acts of infringement, and any available evidence of infringement, and any factual evidence supporting such claim of infringement.

     6.2 In the event that METAGENICS or GALAGEN determines that any LICENSED PATENT RIGHTS are being infringed in the GALAGEN FIELD OF USE by an unlicensed third party, METAGENICS shall have the right to initiate patent infringement litigation in METAGENICS' name against said alleged third party infringer. GALAGEN


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shall have the right, at GALAGEN's option, to join as co-plaintiff in such legal action for the purpose of enforcing any claim GALAGEN many have and recovering any damages GALAGEN incurs arising out of the alleged third party infringement. However, in all circumstances in which METAGENICS elects to initiate legal action involving the alleged third party infringer, such legal action shall be under the sole direction of METAGENICS. METAGENICS shall bear all expenses, including attorney's fees, incurred in connection with such legal action, but GALAGEN agrees to perform all actions as are determined to be reasonably necessary by METAGENICS legal counsel in the conduct of litigation. METAGENICS shall receive any relief obtained by such litigation, including all monetary awards. If, at any time during the term of this Agreement, GALAGEN or METAGENICS shall be unable to uphold the validity of any LICENSED PATENT RIGHTS against an alleged third party infringer, GALAGEN shall not have a claim for refund or reimbursement of any previously paid royalty against METAGENICS.

     6.3 Upon becoming aware of any third party infringement or alleged third party infringement of any of the LICENSED PATENT RIGHTS, METAGENICS shall, as expeditiously as possible and without undue delay, initiate legal action to stop the alleged third party infringing activity of any of the LICENSED PATENT RIGHTS. If the alleged third party infringing activity does not cease or METAGENICS does not initiate legal action to stop the alleged third party infringing activity within sixty (60) days after receiving notification of alleged third party infringing activity from GALAGEN, GALAGEN shall have the right to initiate patent infringement litigation in METAGENICS' name against said alleged third party infringer. Such litigation will be under the sole direction of GALAGEN, and at GALAGEN's expense, but METAGENICS agrees to perform all actions as are determined to be reasonably necessary by GALAGEN's legal counsel in the conduct of such litigation, including joining in such litigation. GALAGEN shall receive any relief obtained by such litigation, including all monetary awards.

     6.4 In the event that any third party shall bring an action against GALAGEN or its sublicensee(s) for alleged infringement of a third party intellectual property rights arising out of the manufacture, use or sale of LICENSED PRODUCT(S) subject to royalty hereunder or the practice of LICENSED METHOD(S), GALAGEN shall promptly give written notice to METAGENICS reporting such action. METAGENICS shall provide such assistance, including the furnishing of documents and information and the execution of all necessary documents, as GALAGEN may reasonably require to defend such action. GALAGEN shall bear the costs of its own defense and the outcome of any such charge of infringement. However, during the pendency of such action, if the LICENSED PRODUCT(S) or LICENSED METHOD(S) would not infringe the third party's intellectual property rights but for the inclusion of the methods, apparatus, articles of manufacture, and/or compositions of matter encompassed by one or more claims of the LICENSED PATENT RIGHTS, then GALAGEN and its sublicensee(s) may reduce any royalty payment to METAGENICS by one-half for activity in the country where such action is pending. In the event that GALAGEN or its sublicensee(s) are obligated to pay royalties or make further payments to


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such third party in order to make, have made, make for others, use, import, offer for sale, sell or otherwise distribute LICENSED PRODUCT(S) or practice LICENSED METHOD(S) in such country, if the LICENSED PRODUCT(S) or LICENSED METHOD(S) would not infringe the third party's intellectual property rights but for the inclusion of the methods, apparatus, articles of manufacture, and/or compositions of matter encompassed by one or more claims of the LICENSED PATENT RIGHTS, then such payments shall be creditable by up to one-half of the amount of royalties payable to METAGENICS with respect to that country.

     6.5 METAGENICS and GALAGEN agree to keep each other fully informed as to the progress of any such third party infringement action or settlement discussions pertaining to any such alleged third party infringement initiated in the sole name or joint names of METAGENICS or GALAGEN.

     6.6 The party bringing and in control of any third party infringement action or settlement discussions pertaining to any such alleged third party infringement shall have the right to dispose of such third party infringement action or such settlement discussions in a reasonable manner which is consistent with the best interests of METAGENICS and GALAGEN.

                                    ARTICLE VII
                          PATENT EFFORT AND PATENT MARKING

     7.1 The filing, prosecution, and maintenance of LICENSED PATENT RIGHTS and the cost thereof shall be the responsibility of METAGENICS. In the event that METAGENICS elects not to file, prosecute, or maintain any such patents or patent applications constituting the LICENSED PATENT RIGHTS, METAGENICS shall inform GALAGEN and give GALAGEN the opportunity to file, prosecute, and/or maintain the particular patents or patent applications constituting the LICENSED PATENT RIGHTS.

     7.2 If GALAGEN elects to undertake the responsibility to file, prosecute, and or maintain at least a portion of one of the two patent families defined as LICENSED PATENT RIGHTS hereinabove, GALAGEN shall thereafter be entitled to reduce the royalty payment in the amount of any reasonable expenses, including attorney's fees, incurred by GALAGEN to do so. GALAGEN shall not be liable to METAGENICS in respect to any filing, prosecution, maintenance or enforcement of any such patent or patent applications, or any failure to file for, prosecute, maintain or enforce any patent or patent applications.

     7.3 GALAGEN agrees to mark the LICENSED PRODUCTS with an appropriate patent notice and notice of this license, in accordance with the provisions of 35 U.S.C. Section 287(a), as reasonably requested by METAGENICS.


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                                    ARTICLE VIII
                                  CONFIDENTIALITY

     8.1 Subject to Paragraphs 8.2 and 8.3, GALAGEN and METAGENICS shall preserve the terms of this Agreement in confidence during the term of this Agreement and for 2 (two) years thereafter. Neither party shall have any obligation to preserve the existence of this Agreement in confidence.

     8.2 [***CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***].

     8.3 In the event that GALAGEN enters into negotiations with a third party for the purpose of obtaining a sublicense from GALAGEN hereunder, GALAGEN shall have the right, under appropriate confidentiality provisions, to disclose to such third party the terms and existence of this Agreement.

                                     ARTICLE IX
                                   ASSIGNABILITY

     9.1 This Agreement and the rights and obligations hereunder shall not be assignable or otherwise transferable, in whole or in part, to third parties by act or deed of any party hereto or by operation of law, or by order of court, bankruptcy, receivership or insolvency without the written consent of the other party; provided, however, that METAGENICS shall have the right to assign its rights to receive remuneration including royalty under this Agreement to another without prior written consent of GALAGEN but with written notice to GALAGEN; and further provided that GALAGEN shall have the right to assign this Agreement together with its rights and obligations to the successor of the portion of GALAGEN's business to which LICENSED PATENT RIGHTS related or to a corporation or entity owning more than 50% of the stock of GALAGEN and entitled to vote for directors of GALAGEN.

     9.2 Any pretended or attempted assignment or transfer by any party hereto in violation of this Article shall, ipso facto, cause the rights hereunder of the offending party to cease. Otherwise, this Agreement and its rights and obligations shall be available to and binding upon permitted assigns, legal representatives, trustees, purchasers, receivers and successors of the parties hereto as permitted in Paragraph 9.1.

                                     ARTICLE X
                                TERM AND TERMINATION

     10.1 GALAGEN shall have the right to terminate this Agreement in its entirety or with respect to any or all LICENSED PATENT RIGHTS in any or all countries, without cause, upon thirty (30) days written notice to METAGENICS; provided, however, that such


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termination shall not relieve GALAGEN of any obligations for royalty payments accrued prior to the effective date of such termination. GALAGEN shall be permitted to sell, transfer, or otherwise dispose of for payment any LICENSED PRODUCT(S) not sold prior to the effective date of such termination; provided that such sale, transfer or disposal occurs within six (6) months of the effective date of termination of this Agreement. During this six (6) month period, GALAGEN shall continue to provide METAGENICS with the written report of Paragraph 5.1.

     10.2 METAGENICS shall have the right to terminate this Agreement only in its entirety and only for the following enumerated reasons: (i) GALAGEN's failure to pay the initial fee or for GALAGEN's nonpayment of accrued royalty;
(ii) GALAGEN, or a third party on behalf of GALAGEN, challenges the validity or enforceability of any of the LICENSED PATENT RIGHTS by bringing a declaratory judgment action in any United States District Court of competent jurisdiction, with the exception that METAGENICS shall not have the right to terminate based upon GALAGEN requesting reexamination of LICENSED PATENT RIGHTS before the United States Patent Office; and (iii) GALAGEN files a petition in bankruptcy or insolvency, or upon or after an adjudication that GALAGEN is bankrupt or insolvent, or upon or after the filing by GALAGEN of any petition or answer seeking reorganization, readjustment, rearrangement of GALAGEN under any law relating to bankruptcy or insolvency, or upon or after the appointment of a receiver for all or any part of the property of GALAGEN or upon or after the making by GALAGEN of any proceedings for the liquidation or winding-up of GALAGEN business or for the termination of the GALAGEN corporate charter. However, prior to terminating this Agreement, METAGENICS shall give GALAGEN sixty (60) days written notice of METAGENICS intent to terminate and the reason(s) why, clearly identifying the alleged breach at issue. If GALAGEN cures such breach, or can reasonably demonstrate that no breach has occurred, within said sixty (60) day period, then this Agreement shall remain in full force and effect as if no such notice and/or breach had occurred.

                                     ARTICLE XI
                                       NOTICE

     Any notices or communications under this Agreement shall be in writing and shall be deemed to have been duly given by either party to the other on the date hand-delivered, sent by telex, facsimile, or mailed first class, postage prepaid, and sent to the address or place of business of the other party as shown below.


          TO GALAGEN:                        Robert A. Hoerr, M.D., Ph.D.
                                             President & CEO
                                             GalaGen Inc.
                                             4001 Lexington Avenue North
                                             Arden Hills, MN 55126


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          TO METAGENICS:                     Jeff Katke
                                             Chief Executive Officer
                                             Metagenics, Inc.
                                             971 Calle Negocio
                                             San Clemente, CA  92673

     The parties shall promptly provide written notice of any change of address to the other party.

                                    ARTICLE XII
                                   FORCE MAJEURE

     Neither of the parties hereto shall be liable to the other party or be deemed to be in default under this Agreement if its performance is prevented in whole or in part by a Force Majeure, including but not limited to, strikes, accidents, rebellions, blockades, riots, storms, fires, explosions, acts of God, war, sabotage, any law or administrative ruling of any government or political subdivision thereof having jurisdiction over such part, or any other cause similar thereto which is beyond the reasonable control of the party whose performance is prevented in whole or in part; provided, however, that if the failure or delay in performance by a party persists continuously for a period of six (6) months or more, the other party may cancel or terminate this Agreement, in its entirety and not withstanding the provisions of Article X, by giving thirty (30) days written notice to the non-performing party. The party whose performance is prevented by a Force Majeure shall promptly notify the other party upon becoming aware of a Force Majeure. The non-performing party agrees to endeavor to assume its performance in accordance with this Agreement as soon as practicable.

                                    ARTICLE XIII
                                   GOVERNING LAW

     This Agreement shall be construed in accordance with the laws of the State of Minnesota.

                                    ARTICLE XIV
                              MISCELLANEOUS PROVISIONS

     14.1 This Agreement contains the complete and entire agreement between the parties hereto relating to the subject matter hereof, and supersedes any previous communications, representations, or agreements, whether verbal or written.

     14.2 No change, addition, waiver, amendment, or modification of any of the terms of conditions hereof shall be valid or binding on either party unless in writing and signed by an officer of an authorized representative of both parties.


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     14.3 The provisions of this Agreement shall be deemed separable.
Additionally, the parties hereto expressly agree that it is not the intent of either party to violate any of the state or federal public policies, statutes, or common laws of the United States. It is the intent of both parties to make this Agreement binding only to the extent that it may lawfully be done under existing state and federal laws of the United States, whichever may be applicable. Therefore, if any part of this Agreement is rendered void, invalid, or unenforceable, or is judged to be in violation of any state or federal law of the United States, such rendering or judgment shall not affect the validity or enforceability of the remainder of this Agreement; provided that if the part or parts which are void, invalid, or unenforceable as aforesaid shall substantially impair the value of this whole Agreement to either party, that party may cancel and terminate this Agreement, in its entirety, by giving thirty
(30) days written notice to the other party.

     14.4 A failure of either party to enforce any of the provisions of this Agreement of any rights with respect thereto or to exercise any election provided for herein, shall in no way be considered a waiver of such provisions, rights, or elections or in any way to influence the validity of this Agreement. No term or provisions hereof shall be deemed waived and no breach excused or consented to, unless such waiver or consent shall be in writing and signed by the party claimed to have waived or consented. The failure by a party hereto to enforce any of said provisions, rights, or elections shall not preclude or prejudice that party from alter enforcing or exercising the same or in any other provisions, rights, or elections which it may have under this Agreement. Any consent by any party to, or waiver of, a breach by the other, whether express or implied, shall not constitute a consent or waiver of, or excuse for any other different or subsequent breach. All remedies herein conferred upon any party shall be cumulative and no one shall be exclusive of any other remedy conferred by law or equity.

     14.5 Time is of the essence in the performance of each and every obligation and covenant imposed by this Agreement.

     14.6 Headings used in this Agreement are for reference purposes only and shall not be deemed a part of this Agreement.

     14.7 This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, all of which constitute one and the same agreement.


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


     IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed by their duly authorized representatives.

METAGENICS, INC.                        GALAGEN INC.

By  /s/ Jeff Katke                      By  /s/ Robert A. Hoerr
   -----------------------------          -----------------------------

Printed Name:  Jeff Katke               Printed Name:  Robert A. Hoerr
              ------------------                      -----------------
Title:  Chief Executive Officer         Title:  President and
       -------------------------                Chief Executive Officer
                                              -------------------------
Date:  April 8, 1998                    Date:  April 7, 1998
      --------------------------              -------------------------


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